Exhibit 10.11D
SECOND AMENDMENT OF
JOHN BEAN TECHNOLOGIES CORPORATION
EMPLOYEES’ RETIREMENT PROGRAM
PART II UNION HOURLY EMPLOYEES’ RETIREMENT PLAN

WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Employees’ Retirement Program Part II Union Hourly Employees’ Retirement Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects;

WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, the Plan is hereby amended in the following respects:

•           Effective September 1, 2008, Section 1-6 of Supplemental 1 of the Plan is hereby amended to replace the last sentence thereto with the following which shall read as follows:

With respect to a Termination Date occurring on or after October 9, 2000, but before September 1, 2008, a Participant’s Normal Retirement Benefit shall be equal to the greater of the Prior Formula Accrued Benefit, if any, and the product of the benefit rate of $30.00 multiplied by the Participant’s Years of Credited Service.  With respect to a Termination Date occurring on or after September 1, 2008, a Participant’s Normal Retirement Benefit shall be equal to the greater of the Prior Formula Accrued Benefit, if any, and the product of the benefit rate of $31.50 multiplied by the Participant’s Years of Credited Service.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this _______ day of ________________, 2011.

JOHN BEAN TECHNOLOGIES CORPORATION

By: __________________________________________________
Its: __________________________________________________